Exhibit 99.1

Contact:	Michael Kirshbaum	The Advisory Board Company
	Chief Financial Officer	2445 M Street, N.W.
	c/o Cameron Moss	Washington, D.C. 20037
	202.568.7538	www.advisory.com
MossC@Advisory.com

THE ADVISORY BOARD COMPANY REPORTS RESULTS FOR

QUARTER ENDED MARCH 31, 2015

Company Reports Quarterly Revenue growth of 30%, Contract Value growth of 35%, and record Member

Renewal Rate of 93%; raises non-GAAP EPS guidance

WASHINGTON, D.C. — (May 5, 2015) — The Advisory Board Company (NASDAQ: ABCO), a global technology, research, and services company providing the leading cloud-based comprehensive performance platform for the health care and higher education industries, today announced financial results for the quarter ended March 31, 2015, highlighted by 30% growth in quarterly revenue and 35% growth in contract value.

Robert Musslewhite, Chairman and Chief Executive Officer of The Advisory Board Company, commented, “It was another strong quarter, continuing the momentum from last year and putting us in a great position to achieve record financial performance this year. Our overall member renewal rate for the twelve months ended March 31, 2015 was 93%, the highest rate in our history. This metric reflects our outstanding product quality and high levels of member satisfaction, and is an indication of the strength of our platform for future growth. Our 35% contract value growth, also a record high for us, results from both the strong renewals performance and the solid start to the year in sales across all of our business lines, as well as the addition of Royall & Company. As an indicator of future revenue growth, our contract value performance points to a strong growth year for the company.”

Mr. Musslewhite continued, “Our record 15% membership base growth to over 5,200 health care and higher education members demonstrates our ongoing ability to attract new institutions to our work; and our 17% growth in average contract value per member, our highest rate in over a decade, illustrates the success of our cross-selling and continues to prove out our strategy of driving to more valuable and comprehensive relationships with our members. Together our strong performance across these four metrics – renewal rate, contract value growth, membership base growth, and contract value per member – illustrates ongoing healthy business growth dynamics and continues to signal the strong and consistent value we provide to members.”

Mr. Musslewhite concluded, “In all, we continue our rapid growth path into a bigger and more impactful company serving more members through larger relationships. It is gratifying to see our growth strategy playing out in our annual metrics, and we are confident in our ongoing expansion.”

Revenue for the quarter ended March 31, 2015 increased 30% to $179.8 million, from $138.0 million for the quarter ended March 31, 2014. Contract value increased 35% to $728.7 million as of March 31, 2015, up from $541.9 million as of March 31, 2014. For the quarter ended March 31, 2015, net loss was $23.7 million, or $0.58 per diluted share, compared to net income of $8.3 million, or $0.22 per diluted share, for the quarter ended March 31, 2014.

For the quarter ended March 31, 2015, adjusted revenue increased 35% to $185.7 million from $138.0 million for the quarter ended March 31, 2014. Adjusted EBITDA for the quarter ended March 31, 2015 was $39.5 million, up from $26.0 million for the quarter ended March 31, 2014. Adjusted net income for the quarter ended March 31, 2015 was $13.0 million, or $0.31 per diluted share, compared to $12.6 million, or $0.34 per diluted share for the quarter ended March 31, 2014. Adjusted revenue, adjusted EBITDA, adjusted net income, and non-GAAP earnings per diluted share are non-GAAP financial measures.

Outlook for Calendar Year 2015

The Company is reaffirming its financial guidance for adjusted revenue and adjusted EBITDA. For calendar year 2015, the Company continues to expect adjusted revenue to be in a range of approximately $780 million to $800 million and adjusted EBITDA to be in a range of approximately $170 million to $180 million. The Company is increasing its financial guidance for non-GAAP earnings per diluted share, and expects non-GAAP earnings per diluted share for calendar year 2015 to be in a range of approximately $1.30 to $1.43, increased from the previous range of approximately $1.22 to $1.35. For calendar year 2015, the Company continues to expect an adjusted effective tax rate in a range (a non-GAAP financial measure) of approximately 45% to 47%.

Non-GAAP Financial Measures

This press release presents information about the Company’s adjusted revenue, adjusted EBITDA, adjusted net income, non-GAAP earnings per diluted share, adjusted effective tax rate, and adjusted weighted average common shares outstanding–diluted, which are non-GAAP financial measures provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of each of the foregoing historical non-GAAP financial measures to the most directly comparable historical GAAP financial measures is provided in the accompanying tables found at the end of this release for each of the fiscal periods indicated.

Web and Conference Call Information

As previously announced, the Company will hold a conference call to discuss its first quarter performance this evening, May 5, 2015, at 5:30 p.m. Eastern Time. The conference call will be available via live webcast on the Company’s website at www.advisory.com/IR. To participate by telephone, the dial-in number is 888.336.7150. Participants are advised to dial in at least five minutes prior to the call to register. The webcast will be archived for seven days from 8:00 p.m. Eastern Time on Tuesday, May 5, 2015, until 11:00 p.m. Eastern Time on Tuesday, May 12, 2015. The Company invites all interested parties to attend the conference call, including the lenders under the Company’s senior secured credit facilities.

About The Advisory Board Company

The Advisory Board Company is the leading provider of insight-driven technology, research, and services for organizations in transforming industries. Through its innovative membership model, the Company collaborates with more than 230,000 leaders at 5,200 member organizations to elevate performance and solve their most pressing problems. The Company provides strategic guidance, actionable insights, web-based software solutions, and comprehensive implementation and management services. For more information, visit www.advisory.com.

Caution Regarding Forward-Looking Statements

Statements in this news release that relate to future results and events are forward-looking statements and are based on the Company’s expectations as of the date of this news release. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “estimate,” “expect,” “guidance,” “intend,” “may,” “outlook,” “plan,” “potential,” “should,” “will,” “would,” or similar words or expressions. Forward-looking statements in this news release include the Company’s expectations regarding its performance and results for fiscal 2015 with respect to adjusted revenue, adjusted EDITDA, non-GAAP earnings per diluted share, stock-based compensation expense, debt expense, amortization from acquisition-related intangible assets and non-acquisition-related assets, capital expenditures, and adjusted effective tax rate.

Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties, and other factors, including those relating to: factors that adversely affect the financial condition of the health care industry; federal and state regulations governing the Company’s members in the higher education industry; the Company’s ability to sustain high renewal rates on its memberships; maintenance of the Company’s reputation and expansion of its name recognition; the Company’s ability to offer new and valuable products and services; effects of competition; the Company’s ability to maintain a highly-skilled workforce; unsuccessful design or implementation of software; delays in generating revenue due to protracted evaluation of the Company’s products and services by potential members; unsuccessful delivery of consulting and management services; effects of federal and state privacy and security laws; compliance with federal regulations governing electronic transactions; compliance by the Company and its members, subcontractors, and agents with federal and state laws and regulations governing the higher education industry; the impact of cyber attacks and other data security breaches; service disruptions and operational or security failures; ability to collect and maintain member data; failure to obtain proper permissions and waivers for use and disclosure of information received from members or on their behalf; restrictions on the Company’s use of certain data; liability for failure to provide accurate information or for deficient submissions to third-party payors; compliance with federal and state laws governing healthcare fraud and abuse or reimbursement; maintenance of third-party providers and strategic alliances and entry into new alliances; licensing and integration of third-party technologies and data; potential liability claims; protection of the Company’s intellectual property; claims of infringement, misappropriation, or violation of proprietary rights of third parties; limitations associated with use of open source technology; changes to estimates and assumptions used to prepare the Company’s consolidated financial statements; any significant increase in bad debt in excess of recorded estimates; failure to realize the anticipated benefits of the Royall acquisition; diversion of management’s attention from operations by activities focused on the integration of Royall’s business; business and financial risk associated with the pursuit of acquisition opportunities; any significant impairment of the Company’s goodwill; the Company’s ability to realize a return on its strategic investments; the level of the Company’s debt service obligations and restrictions on its operations under debt covenants; potential imposition of sales and use taxes on sales of the Company’s services; the Company’s ability to realize fully its deferred tax assets; effect on the Company’s sales to not-for-profit entities of such entities’ loss of tax-exempt status; potential regulation of the Company by the Food and Drug Administration; risks of the Company’s growing operations in India; inherent limitations in, and the potential impact of any failure to maintain, effective internal control over financial reporting; effects of issuance of additional capital stock; and provisions in the Company’s charter and bylaws that could discourage takeover attempts.

This list of risks, uncertainties, and other factors is not complete. The Company discusses some of these matters more fully, as well as certain risk factors that could affect the Company’s business, financial condition, results of operations, and prospects, in its filings with the Securities and Exchange Commission, including the Company’s annual report on form 10-KT for the transition period ended December 31, 2014 and its quarterly reports on Form 10-Q and current reports on Form 8-K. These filings are available for review through the Securities and Exchange Commission’s website at www.sec.gov. Any or all forward-looking statements the Company makes may turn out to be wrong, and can be affected by inaccurate assumptions the Company might make or by known or unknown risks, uncertainties, and other factors, including those identified in this news release. Accordingly, you should not place undue reliance on the forward-looking statements made in this news release, which speak only as of its date. The Company does not undertake to update any of its forward-looking statements, whether as a result of circumstances or events that arise after the date they are made, new information, or otherwise.

# # #

Reconciliation of Non-GAAP Financial Measures

This press release presents information about the Company’s adjusted revenue, adjusted EBITDA, adjusted net income, non-GAAP earnings per diluted share, adjusted tax rate, and adjusted weighted average common shares outstanding–diluted, which are non-GAAP financial measures provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted revenue” for the three months ended March 31, 2015 and 2014 refers to GAAP revenue before adjustment for the items set forth in the first table below. The term “adjusted EBITDA” for the three months ended March 31, 2015 and 2014 refers to net (loss) income before adjustment for the items set forth in the second table below. The term “adjusted net income” for the three months ended March 31, 2015 and 2014 refers to net (loss) income excluding the net of adjusted effective tax rate effect of the items set forth in the third table below. The term “non-GAAP earnings per diluted share” for the three months ended March 31, 2015 and 2014 refers to earnings per diluted share excluding the net of adjusted effective tax rate effect of the items set forth in the fourth table below. The term “adjusted effective tax rate” for the three months ended March 31, 2015 and 2014 refers to the Company’s effective tax rate before adjustment for the items set forth in the fifth table below. The term “adjusted weighted average common shares outstanding–diluted” for the three months ended March 31, 2015 and 2014 refers to weighted average common shares outstanding–diluted before adjustment for the items set forth in the sixth table below.

A reconciliation of each of the foregoing historical non-GAAP financial measures to the most directly comparable historical GAAP financial measures is provided below for each of the fiscal periods indicated. It is not practicable to provide a reconciliation of forecasted adjusted revenue, adjusted EBITDA or non-GAAP earnings per diluted share to the most directly comparable GAAP financial measures because certain items required for the forecast of such GAAP financial measures, including fair value adjustments to acquisition-related earn-out liabilities, equity in loss of unconsolidated entity, and gains and losses on investment in common stock warrants, cannot reasonably be estimated or predicted at this time.

	Three Months Ended March 31,
	2015	2014
Revenue	$179,795	$138,001
Effect on revenue of fair value adjustments to acquisition-related deferred revenue	5,882	—

Adjusted revenue	$185,677	$138,001

	Three Months Ended March 31,
	2015	2014
Net (loss) income	$(23,688)	$8,287
Effect on revenue of fair value adjustments to acquisition-related deferred revenue	5,882	—
Equity in loss of unconsolidated entities	2,379	2,731
Provision for income taxes	2,194	6,897
Interest expense	5,612	—
Other expense (income), net	1,119	(732)
Loss on financing activities	17,398	—
Depreciation and amortization	17,074	8,468
Acquisition and similar transaction charges	5,649	—
Fair value adjustments to acquisition-related earn-out liabilities	344	(4,100)
Vacation accrual adjustment	(850)	—
Stock-based compensation expense	6,405	4,423

Adjusted EBITDA	$39,518	$25,974

	Three Months Ended March 31,
	2015	2014
Net (loss) income	$(23,688)	$8,287
Effect of adjusted tax rate on net (loss) income	10,624	—
Effect on revenue of fair value adjustments to acquisition-related deferred revenue, net of adjusted tax rate	3,288	—
Equity in loss of unconsolidated entities	2,379	2,731
Amortization of acquisition-related intangibles, net of adjusted tax rate	4,220	1,431
Loss on financing activities, net of adjusted tax rate	9,725	—
Acquisition and similar transaction charges, net of adjusted tax rate	3,158	—
Fair value adjustments to acquisition-related earn-out liabilities, net of adjusted tax rate	192	(2,522)
Vacation accrual adjustment, net of adjusted tax rate	(475)	—
Stock-based compensation expense, net of adjusted tax rate	3,580	2,720

Adjusted net income	$13,003	$12,647

	Three Months Ended March 31,
	2015	2014
Net (loss) income per share - diluted	$(0.58)	$0.22
Effect of adjusted tax rate on net (loss) income	0.26	—
Effect on revenue of fair value adjustments to acquisition-related deferred revenue, net of adjusted tax rate	0.08	—
Equity in loss of unconsolidated entities	0.06	0.07
Amortization of acquisition-related intangibles, net of adjusted tax rate	0.10	0.04
Loss on financing activities, net of adjusted tax rate	0.23	—
Acquisition and similar transaction charges, net of adjusted tax rate	0.08	—
Fair value adjustments to acquisition-related earn-out liabilities, net of adjusted tax rate	0.01	(0.07)
Vacation accrual adjustment, net of adjusted tax rate	(0.01)	—
Stock-based compensation expense, net of adjusted tax rate	0.08	0.08

Non-GAAP earnings per diluted share	$0.31	$0.34

	Three Months Ended March 31,
	2015	2014
Effective tax rate	(11.5%)	38.5%
Effect on tax rate of Washington, D.C. tax law change, including write-off of Washington, D.C. income tax credits	56.4%	—
Effect on tax rate of loss on financing activities	(4.8%)	—
Effect on tax rate of unconsolidated equity method investment related FIN 48 liability	(1.3%)	—
Effect on tax rate of Royall acquisition costs and other acquisition-related tax items	5.3%	—

Adjusted effective tax rate	44.1%	38.5%

	Three Months Ended March 31,
	2015	2014
Weighted average common shares outstanding – Diluted	40,924	37,210
Diluted shares outstanding (1)	636	—

Adjusted weighted average common shares outstanding – Diluted	41,560	37,210

(1)	For non-GAAP purposes the Company has net income, therefore has included diluted shares in its calculation of non-GAAP EPS.

THE ADVISORY BOARD COMPANY

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

AND OTHER OPERATING STATISTICS

(In thousands, except per share data)

	Three Months Ended March 31,		Selected Growth
	2015	2014	Rates
Statements of Income
Revenue (1)	$179,795	$138,001	30.3%

Cost of services, excluding depreciation and amortization (2) (3)	95,307	67,195
Member relations and marketing (2)	30,726	26,412
General and administrative (2) (4) (5)	31,674	18,743
Depreciation and amortization (6)	17,074	8,468

Operating income	5,014	17,183
Interest expense	(5,612)	—
Other (expense) income, net	(1,119)	732
Loss on financing activities	(17,398)	—

(Loss) income before provision for income taxes and equity in loss of unconsolidated entities	(19,115)	17,915
Provision for income taxes	(2,194)	(6,897)
Equity in loss of unconsolidated entities	(2,379)	(2,731)

Net (loss) income	$(23,688)	$8,287

Net (loss) income
Basic	$(0.58)	$0.23
Diluted	$(0.58)	$0.22
Weighted average common shares outstanding
Basic	40,924	36,205
Diluted	40,924	37,210
Contract Value (at end of period)	$728,691	$541,903	34.5%

Percentages of Revenue
Cost of services, excluding depreciation and amortization (2) (3)	53.0%	48.7%
Member relations and marketing (2)	17.1%	19.1%
General and administrative (2) (4) (5)	17.6%	13.6%
Depreciation and amortization (6)	9.5%	6.1%
Operating income	2.8%	12.5%
Net (loss) income	(13.2%)	6.0%

(1) Amounts include effect on revenue of fair value adjustments to acquisition-related deferred revenue, as follows:
Revenue	(5,882)	—

(2) Amounts include stock-based compensation, as follows:
Cost of services	1,892	1,382
Member relations and marketing	1,146	843
General and administrative	3,367	2,198

(3) Amounts include fair value adjustments of acquisition-related earn-out liabilities, as follows:
Cost of services	344	(4,100)

(4) Amounts include acquisition and transaction related costs, as follows:
General and administrative	5,649	—

(5) Amounts include reversal of vacation accrual charge related to change in fiscal year as follows:
General and administrative	(850)	—

(6) Amounts include amortization of acquisition-related intangibles, as follows:
Depreciation and amortization	7,549	2,327

THE ADVISORY BOARD COMPANY

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2015	December 31, 2014
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$77,856	$72,936
Marketable securities, current	—	14,714
Membership fees receivable, net	533,112	539,061
Prepaid expenses and other current assets	36,350	23,254
Deferred income taxes, current	15,395	14,695

Total current assets	662,713	664,660

Property and equipment, net	179,352	135,107
Intangible assets, net	278,942	38,973
Deferred incentive compensation and other charges	85,144	86,045
Goodwill	850,856	186,895
Investments in and advances to unconsolidated entities	6,937	9,316
Other non-current assets	5,628	5,370

Total assets	$2,069,572	$1,126,366

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Deferred revenue, current	$518,521	$501,785
Accounts payable and accrued liabilities	87,490	80,284
Accrued incentive compensation	33,852	32,073
Debt, current	27,874	—

Total current liabilities	667,737	614,142

Deferred revenue, net of current portion	149,473	167,014
Deferred income taxes, net of current portion	122,405	9,855
Debt, net of current portion	543,368	—
Other long-term liabilities	11,699	15,304

Total liabilities	1,494,682	806,315

The Advisory Board Company’s stockholders’ equity:
Common stock	422	361
Additional paid-in capital	721,075	442,528
Accumulated deficit	(146,608)	(122,920)
Accumulated other comprehensive (loss) income	1	82

Total stockholders’ equity	574,890	320,051

Total liabilities and stockholders’ equity	$2,069,572	$1,126,366

THE ADVISORY BOARD COMPANY

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net (loss) income	$(23,688)	$8,287
Adjustments to reconcile net income before allocation to noncontrolling interest to net cash provided by operating activities:
Depreciation and amortization	17,074	8,468
Loss on financing activities	17,398	—
Amortization of debt issuance costs	422	—
Deferred income taxes	10,067	8,380
Excess tax benefits from stock-based awards	(565)	(2,893)
Stock-based compensation expense	6,405	4,423
Amortization of marketable securities premiums	—	645
Equity in loss of unconsolidated entities	2,379	2,731
Changes in operating assets and liabilities:
Membership fees receivable	35,189	16,620
Prepaid expenses and other current assets	(4,353)	(8,523)
Deferred incentive compensation and other charges	901	(1,097)
Other non-current assets	(258)	—
Deferred revenue	(19,105)	(29,724)
Accounts payable and accrued liabilities	3,402	356
Accrued incentive compensation	1,779	3,188
Other long-term liabilities	(3,949)	(7,746)

Net cash flows provided by operating activities	43,098	3,115

Cash flows from investing activities:
Purchases of property and equipment	(10,896)	(8,366)
Capitalized external use software development costs	(1,260)	(1,349)
Cash paid for acquisitions, net of cash acquired	(742,915)	—
Redemptions of marketable securities	14,714	7,726
Purchases of marketable securities	—	(32,411)

Net cash flows used in investing activities	(740,357)	(34,400)

Cash flows from financing activities:
Proceeds from debt	1,300,000	—
Pay down of debt	(725,000)	—
Debt issuance costs	(22,276)	—
Proceeds from issuance of common stock, net of selling costs	148,786	—
Proceeds from issuance of stock from exercise of stock options	1,524	4,545
Withholding of shares to satisfy minimum employee tax withholding	(49)	(124)
Proceeds from issuance of stock under employee stock purchase plan	129	141
Acquisition-related earn-out payments	(1,500)	—
Excess tax benefits from stock-based awards	565	2,893
Purchases of treasury stock	—	(5,758)

Net cash flows provided by financing activities	702,179	1,697

Net increase (decrease) in cash and cash equivalents	4,920	(29,588)
Cash and cash equivalents, beginning of period	72,936	52,717

Cash and cash equivalents, end of period	$77,856	$23,129